                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          Cinergy GASCO Solutions, LLC

     This LIMITED LIABILITY COMPANY  AGREEMENT (this  "Agreement"),  dated as of
November 9, 2000, of Cinergy GASCO Solutions,  LLC, a Delaware limited liability company (the "Company"), by Cinergy Solutions, Inc., an Delaware corporation, as the sole member of the Company (the "Member");

                                    RECITALS

     WHEREAS,  the Company was formed on November 9, 2000 by the Sole  Organizer under the Delaware Limited  Liability Company Act (as amended from time to time, the "Act");

     WHEREAS, the Member holds 100% of the membership interest in the Company as of November 9, 2000; and

     WHEREAS,  the Member desires to set forth its understandings  regarding its rights, obligations and interests with respect to the affairs of the Company and the conduct of its business;

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Member  hereby  agrees as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions.  Capitalized  terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.

                                   ARTICLE II

                               General Provisions

     Section  2.1  Company  Name.  The name of the  Company  is  "Cinergy  GASCO
Solutions,  LLC." The business of the Company may be conducted  upon  compliance with all applicable laws under any other name designated by the member(s).

     Section 2.2 Registered Office; Registered Agent.

     (a)  The  Company  shall  maintain  a  registered  office  in the  State of
          Delaware  at,  and the name and  address of the  Company's  registered agent in the State of Delaware is,  Corporation  Trust  Company,  1209
          Orange Street, Wilmington, Delaware.

     (b)  The  business  address  of the  Company  is 139  East  Fourth  Street,
          Cincinnati, Ohio, or such other place as the Member shall designate.

     Section 2.3 Nature of Business Permitted;  Powers. The Company may carry on any lawful  business,  purpose or activity.  The Company  shall  possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement,  together with any powers incidental  thereto, so far as such powers and privileges  are necessary or convenient to the conduct,  promotion or attainment of the business purposes or activities of the Company.

     Section  2.4  Business  Transactions  of a  Member  with  the  Company.  In accordance  with Section 18-107 of the Act, a member may transact  business with the  Company  and,  subject to  applicable  law,  shall have the same rights and obligations with respect to any such matter as a person who is not a member.

     Section 2.5 Fiscal Year. The fiscal year of the Company (the "Fiscal Year")
for financial statement purposes shall end on December 31 of each year.

                                   ARTICLE III

                                    Member(s)

     Section 3.1  Admission of  Member(s).  The Member shall hold a 100% initial ownership Interest in the Company. New member(s) shall be admitted only with the approval of the Member.

     Section 3.2 Classes.

     (a)  The  membership  interests  of the  Company  shall  consist  of common membership interests ("Common Interests").

     (b)  All  Common  Interests  shall be  identical  with each  other in every respect, except that, should additional member(s) be admitted,  Common
          Interests of each member shall reflect its capital account relative to the other member(s).

     Section 3.3 Liability of Member(s).

     (a)  All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and  liabilities  of the  Company,  and no member  shall be  obligated personally  for any such debt,  obligation or liability of the Company solely by reason of being a member.

     (b)  Except as otherwise expressly required by law, a member shall not have any liability in excess of (i) the amount of its capital  contribution to the Company, (ii) its share of any assets and undistributed profits of the Company,  (iii) its obligation to make other payments,  if any, expressly  provided for in this Agreement or any amendment  hereto and
          (iv) the amount of any distributions wrongfully distributed to it.

     Section 3.4 Access to and Confidentiality of Information; Records.

     (a)  Any member  shall have the right to obtain from the Company  from time to time upon reasonable demand for any purpose  reasonably  related to the member's  interest as a member of the Company,  the  documents and other information described in Section 18-305(a) of the Act.

     (b)  Any  demand  by a member  pursuant  to this  Section  3.4  shall be in writing and shall state the purpose of such demand.

     Section 3.5 Meetings of Member(s).

     (a)  Meetings of the member(s) may be called at any time by any member.

     (b)  Except as  otherwise  provided by law,  if  additional  member(s)  are admitted,  a majority of the  member(s),  determined  in proportion to their  respective  interests in the  Company,  entitled to vote at the meeting shall constitute a quorum at all meetings of the member(s).

     (c)  Any action required to or which may be taken at a meeting of member(s)
          may be taken  without a meeting,  without  prior  notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all member(s).

     (d)  Regular  meetings of the  member(s)  shall be held at least  annually.
          Member(s)  may  participate  in  a  meeting  by  means  of  conference telephone  or similar  communications  equipment by means of which all persons  participating  in  the  meeting  can  hear  each  other,  and participation in a meeting by such means shall constitute  presence in person at such meeting.

     Section 3.6 Vote. Except as specifically set forth herein, the business and affairs  of the  Company  shall be  managed  by or under  the  direction  of the member(s) by majority vote.

     Section 3.7 Notice.  Meetings of the  member(s)  may be held at such places and at such times as the member(s) may from time to time  determine.  Any member may at any time call a meeting  of the  member(s).  Written  notice of the time, place,  and purpose of such meeting  shall be served by  registered or certified prepaid,  first class mail, via overnight  courier using a nationally  reputable courier,  or by fax or cable,  upon each  member and shall be given at least two
(2) business days prior to the time of the meeting.  No notice of a meeting need be given to any member if a written waiver of notice,  executed  before or after the meeting by such member thereunto duly authorized,  is filed with the records of the  meeting,  or to any member who attends the  meeting  without  protesting prior thereto or at its  commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

     Section 3.8 Delegation of Powers.  Subject to any  limitations set forth in the Act, the member(s) may delegate any of its powers to officers of the Company or to committees  consisting  of persons who may or may not be member(s).  Every officer or committee  shall,  in the exercise of the power so delegated,  comply with any restrictions that may be imposed on them by the member(s).

     Section 3.9  Withdrawals  and Removals of Member(s).  No member may resign, withdraw or be removed as a member of the Company without the written consent of all of the member(s).

                                   ARTICLE IV

                                   Management

     Section 4.1 General.  Except as specifically set forth herein, the business and affairs of the Company  shall be managed by and under the  direction  of the
Member who shall have full,  exclusive  and  complete  discretion  to manage and control the  business and affairs of the Company as would (if the Company were a corporation)  be  subject  to  control  by a board  of  directors,  to make  all decisions affecting the business and affairs of the Company and to take all such actions as it deems  necessary or  appropriate to accomplish the purposes of the
Company as set forth herein.  The Member shall serve without  compensation  from the Company, and the Member shall bear the cost of its participation in meetings and other activities of the Company.

     Section 4.2 Officers.

     (a)  Election,  Term of Office.  Officers shall be elected  annually by the member(s). Except as provided in paragraphs (b) or (c) of this Section
          4.1, each officer  shall hold office until his or her successor  shall have been chosen and qualified.  Any two offices,  except those of the
          President and the  Secretary,  may be held by the same person,  but no officer shall  execute,  acknowledge  or verify any instrument in more than  one  capacity  if such  instrument  is  required  by law or this
          Agreement to be executed,  acknowledged or verified by any two or more officers.

     (b)  Resignations and Removals. Any officer may resign his or her office at any time by delivering a written resignation to the member(s).  Unless otherwise  specified therein,  such resignation shall take effect upon delivery. Any officer may be removed from office with or without cause by either the member(s) or the President.

     (c)  Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation,  removal,  disqualification or other cause, or if any new office shall be created,  such vacancies or newly  created  offices  may be filled by the  President,  subject  to approval and election by the member(s).

     (d)  Conduct of Business.  Subject to the provisions of this Agreement, the day-to-day  operations of the Company shall be managed by its officers and such  officers  shall  have full power and  authority  to make all business  decisions,  enter into all  commitments  and take such other actions in connection  with the business and operations of the Company as they deem appropriate.  Such officers shall perform their duties in a manner  consistent with this Agreement and with directions which may be given from time to time by the member(s).

     (e)  President.  Subject to the further  directives of the  member(s),  the
          President shall have general and active  management of the business of the Company  subject to the  supervision of the  member(s),  shall see that all orders and  resolutions  of the  member(s)  are carried  into effect and shall have such  additional  powers  and  authority  as are specified by the provisions of this Agreement.

     (f)  Secretary.  The  Secretary  shall attend all meetings of the member(s)
          and record all the  proceedings  of the meetings and all actions taken thereat in a book to be kept for that  purpose and shall  perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given,  notice of all meetings of the  member(s), and  shall  perform  such  other  duties as may be  prescribed  by the member(s) or the President.  The Assistant Secretary, if there be one, shall,  in  the  absence  of the  Secretary  or in  the  event  of the
          Secretary's  inability  to act,  perform the duties and  exercise  the powers of the  Secretary  and shall perform such other duties and have such other powers as the member(s) may from time to time prescribe.

     (g)  Other Officers. The member(s) from time to time may appoint such other subordinate officers or agents as it may deem advisable,  each of whom shall  have  such  title,  hold  office  for such  period,  have  such authority  and perform such duties as the  member(s)  may determine in its sole  discretion.  The member(s) from time to time may delegate to one or  more  officers  or  agents  the  power  to  appoint  any  such subordinate  officers or agents and prescribe their respective rights, terms of office, authorities and duties.

     (h)  Officers as Agents;  Authority.  The officers,  to the extent of their powers set forth in this  Agreement  and/or  delegated  to them by the member(s),  are agents and  managers of the Company for the purpose of the  Company's  business,  and the  actions of the  officers  taken in accordance with such powers shall bind the Company.

     Section 4.3 Reliance by Third Parties. Persons dealing with the Company are entitled to rely  conclusively  upon the power and  authority  of the  member(s)
herein set forth.

     Section 4.4 Expenses.  Except as otherwise provided in this Agreement,  the
Company shall be responsible  for and shall pay all expenses out of funds of the
Company  determined by the member(s) to be available for such purpose,  provided that such  expenses  are those of the Company or are  otherwise  incurred by the member(s) in connection with this Agreement, including, without limitation:

     (a)  all  expenses  related to the  business of the Company and all routine administrative  expenses of the Company,  including the maintenance of books and records of the Company,  the preparation and dispatch to any member(s)  of checks,  financial  reports,  tax  returns  and  notices required  pursuant to this Agreement or in connection with the holding of any meetings of the member(s);

     (b)  all expenses incurred in connection with any litigation or arbitration involving the Company  (including  the cost of any  investigation  and preparation)  and the amount of any  judgment  or  settlement  paid in connection therewith;

     (c)  all expenses for indemnity or  contribution  payable by the Company to any person;

     (d)  all expenses incurred in connection with the collection of amounts due to the Company from any person;

     (e)  all expenses incurred in connection with the preparation of amendments to this Agreement; and

     (f)  expenses incurred in connection with the liquidation,  dissolution and winding up of the Company.

                                    ARTICLE V

                                     Finance

     Section  5.1 Form of  Contribution.  The  contribution  of a member  to the
Company  must be in cash or  property,  provided  that if there is more than one member,  all member(s) must consent in writing to contributions of property.  To the extent there is more than one member,  additional  contributions in the same proportion  shall  be made by each  member,  except  as may be  approved  by all member(s).  A capital  account  shall be  maintained  for each member,  to which contributions and profits shall be credited and against which  distributions and losses shall be charged. At any time that there is more than one member, capital accounts shall be maintained in accordance  with the tax  accounting  principles prescribed by the Treasury  Regulations  promulgated under Code Section 704 (the
"Allocation  Regulations"),  so  that  the  tax  allocations  provided  in  this
Agreement  shall, to the extent  possible,  have  "substantial  economic effect"
within the meaning of the Allocation Regulations, or, if such allocations cannot have  substantial  economic  effect,  so  that  they  may  be  deemed  to be "in accordance  with the member(s')  interests in the Company" within the meaning of the Allocation Regulations.

     Section 5.2 Allocation of Profits and Losses. The profits and losses of the
Company shall be allocated  entirely to the Member or, if  additional  member(s)
are admitted, the member(s) in proportion to their respective capital accounts.

     Section 5.3 Allocation of  Distributions.  The distributions of the Company shall be  allocated  entirely  to the Member  or, if  additional  member(s)  are admitted, the member(s) in proportion to their respective capital accounts.

                                   ARTICLE VI

                                  Distribution

     Section 6.1 Distribution in Kind. Notwithstanding the provisions of Section
18-605 of the Act, a member may  receive  distributions  from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company.

                                   ARTICLE VII

                  Assignment of Membership and Common Interests

     Section 7.1 Assignment of Membership and Common  Interests.  Membership and
Common  Interests  in the Company  shall be  assignable  and  transferable.  Any transferee shall not be admitted as a member unless and until the transferee has executed a counterpart of this Agreement.

     Section 7.2 Certificates. Common Interests in the Company may, but need not be, evidenced by a certificate of limited  liability  company interest issued by the Company.

                                  ARTICLE VIII

                                   Dissolution

     Section 8.1 Duration and Dissolution.  The duration of the Company shall be perpetual.

     Section 8.2 Winding Up.  Subject to the  provisions  of the Act, the Member or, if  additional  member(s) are  admitted,  the  member(s)  (acting by written consent of all member(s)) shall have the right to wind up the Company's  affairs in  accordance  with  Section  18-803 of the Act (and shall  promptly do so upon dissolution  of the Company in accordance  with Section 8.1) and shall also have the right to act as or appoint a liquidating trustee in connection therewith.

     Section 8.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act.

                                   ARTICLE IX

                          Tax Characterization; Reports

     Section 9.1 Tax  Treatment.  The Company  shall  timely make all  necessary elections  and filings for federal,  state,  and local tax purposes such that it will not be treated as a separate entity, but, instead, will be disregarded, for federal, state, and local tax purposes.

     Section  9.2 Form  K-1.  After  the end of each  Fiscal  Year for which the
Company  shall  have more  than one  member,  the  member(s)  shall  cause to be prepared and  transmitted,  as promptly as possible,  and in any event within 90 days of the close of such  Fiscal  Year,  a federal  income tax Form K-1 and any required similar state income tax form for each member.

     Section 9.3 Company Tax Returns. The Member, or if additional member(s) are admitted,  the  member(s)  shall cause to be prepared  and timely  filed all tax returns  required to be filed for the Company.  The Member or the  member(s) (as the case may be) may, in their sole discretion,  make or refrain from making any federal,  state or local income or other tax  elections  for the Company that it deems  necessary or  advisable;  provided that if there is more than one member, the prior written  consent of all the  member(s)  shall be required in order for the Company to make an election  pursuant to Section 754 of the Internal Revenue
Code of 1986, as amended (the "Code").

                                    ARTICLE X

                         Exculpation and Indemnification

     Section 10.1  Exculpation.  Notwithstanding  any other  provisions  of this
Agreement,  whether  express  or  implied,  or  obligation  or duty at law or in
equity,  any  member,  or  any  officers,  directors,  stockholders,   partners,
employees,  representatives or agents of any of the foregoing,  nor any officer, employee,  representative,  Manager  or  agent  of  the  Company  or  any of its affiliates  (individually,  a "Covered  Person" and  collectively,  the "Covered
Persons")  shall be liable to the  Company  or any other  person  for any act or omission (in relation to the Company,  this Agreement,  any related  document or any transaction or investment  contemplated  hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable  belief that such act or omission is in or is not  contrary to the best  interests  of the Company and is within the scope of authority  granted to such Covered  Person by the Agreement,
provided  that  such  act  or  omission  does  not  constitute  fraud,   willful
misconduct, bad faith, or gross negligence.

     Section 10.2  Indemnification.  To the fullest extent permitted by law, the
Company shall  indemnify and hold harmless each Covered  Person from and against any and all losses, claims, demands,  liabilities,  expenses,  judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved,  or threatened to be involved, as a party or otherwise,  by reason of its  management  of the affairs of the Company or which relates to or arises out of the Company or its property,  business or affairs. A
Covered Person shall not be entitled to indemnification  under this Section 10.2 with  respect  to any claim,  issue or matter in which it has  engaged in fraud, willful misconduct, bad faith or gross negligence.

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.1 Amendment to this Agreement.  Except as otherwise  provided in this  Agreement,  this  Agreement  may be  amended  by,  and only by, a  written instrument  executed by the Member or, if  additional  member(s)  are  admitted, unanimous consent of the member(s).

     Section  11.2  Successors;  Counterparts.  Subject  to Article  VIII,  this
Agreement  (a) shall be binding as to the  executors,  administrators,  estates, heirs and legal successors, or nominees or representatives, of the Member or, if additional  member(s)  are  admitted,  the  member(s) and (b) may be executed in several  counterparts  with the same  effect  as if the  parties  executing  the several counterparts had all executed one counterpart.

     Section 11.3 Governing Law; Severability.  This Agreement shall be governed by and  construed in accordance  with the laws of the State of Delaware  without giving effect to the principles of conflict of laws thereof. In particular, this
Agreement  shall be construed to the maximum extent  possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court  of  competent  jurisdiction  that any  provisions  or  wording  of this
Agreement shall be invalid or  unenforceable  under the Act or other  applicable law, such invalidity or unenforceability shall not validate the entire Agreement and this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the  requirements of applicable law, and, in the event such term or provisions cannot be so limited,  this Agreement shall be construed to omit such invalid or  unenforceable  terms or provisions.  If it shall be determined  by a court of competent  jurisdiction  that any  provisions relating to the  distributions and allocations of the Company or to any expenses payable by the  Company is invalid or  unenforceable,  this  Agreement  shall be construed or  interpreted  so as (a) to make it  enforceable or valid and (b) to make the distributions and allocations as closely  equivalent to those set forth in this Agreement as is permissible under applicable law.

     Section  11.4  Filings.  Following  the  execution  and  delivery  of  this
Agreement,  the Member shall promptly prepare any documents required to be filed and  recorded  under the Act,  and the  Member  shall  promptly  cause each such document to be filed and recorded in accordance  with the Act and, to the extent required  by local  law,  to be filed  and  recorded  or  notice  thereof  to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision  of any  applicable  law of the  United  States  or any state or other jurisdiction  which  governs  the  conduct  of its  business  from time to time.
Section 11.5 Headings.  Section and other  headings  contained in this Agreement are for  reference  purposes  only and are not intended to describe,  interpret, define or limit the scope or intent of this Agreement or any provision hereof.

     Section  11.6  Additional  Documents.  Each  member  agrees to perform  all further  acts and execute,  acknowledge  and deliver any  documents  that may be reasonably necessary to carry out the provisions of this Agreement.

     Section 11.7 Notices. All notices, requests and other communications to any member shall be in writing  (including  telecopier or similar writing) and shall be given to such member (and any other person  designated by such member) at its address or telecopier  number set forth in a schedule  filed with the records of the  Company  or such  other  address or  telecopier  number as such  member may hereafter specify for the purpose by notice. Each such notice,  request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified  pursuant to this Section and the appropriate  confirmation is  received,  (b) if given  by  mail,  72 hours  after  such  communication  is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other  means,  when  delivered  at the address  specified pursuant to this Section.

     Section 11.8 Books and Records;  Accounting.  The Member or, if  additional member(s)  are  admitted,  the  member(s)  shall keep or cause to be kept at the address of the Company (or at such other place as the member(s)  shall determine in their discretion) true and full books and records regarding the status of the business and financial condition of the Company.

     IN WITNESS WHEREOF,  the undersigned has duly executed this Agreement as of the date first above written.

                                   Cinergy Solutions, Inc.

                                   By:  _____________________________
                                          M. Stephen Harkness
                                          President and Chief Operating Officer